Exhibit 99.1
Marathon Petroleum Corp. Reports Second-Quarter 2023 Results
•Second-quarter net income attributable to MPC of $2.2 billion, or $5.32 per diluted share; adj. EBITDA of $4.5 billion
•Net cash provided by operating activities of $4.0 billion, reflecting sustained commercial improvements
•Executing disciplined capital program across Refining & Marketing, Midstream, and low carbon projects
•Returned $3.4 billion of capital through $3.1 billion of share repurchases and $316 million of dividends

FINDLAY, Ohio, Aug. 1, 2023 – Marathon Petroleum Corp. (NYSE: MPC) today reported net income attributable to MPC of $2.2 billion, or $5.32 per diluted share, for the second quarter of 2023, compared with net income attributable to MPC of $5.9 billion, or $10.95 per diluted share, for the second quarter of 2022.
The second quarter of 2023 adjusted earnings before interest, taxes, depreciation, and amortization (adjusted EBITDA) was $4.5 billion, compared with $9.1 billion for the second quarter of 2022.

“Our second quarter results reflect continued execution against our strategic initiatives,” said President and Chief Executive Officer Michael J. Hennigan. “The business generated $4.0 billion of net cash provided by operating activities and we returned $3.4 billion through share repurchases and dividends during the quarter.”

Results from Operations
Adjusted EBITDA (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2023	2022	2023	2022
Refining & Marketing Segment
Segment income from operations	$2,287	$7,134	$5,319	$7,902
Add: Depreciation and amortization	484	475	948	936
Refining planned turnaround costs	392	151	749	296
Refining & Marketing segment adjusted EBITDA	3,163	7,760	7,016	9,134

Midstream Segment
Segment income from operations	1,201	1,126	2,414	2,198
Add: Depreciation and amortization	331	330	648	661
Midstream segment adjusted EBITDA	1,532	1,456	3,062	2,859

Subtotal	4,695	9,216	10,078	11,993
Corporate	(183)	(170)	(367)	(321)
Add: Depreciation and amortization	19	14	38	27
Adjusted EBITDA	$4,531	$9,060	$9,749	$11,699

Refining & Marketing (R&M)
Segment adjusted EBITDA was $3.2 billion in the second quarter of 2023, versus $7.8 billion for the second quarter of 2022. Refining & Marketing segment adjusted EBITDA was $11.88 per barrel for the second quarter of 2023, versus $27.79 per barrel for the second quarter of 2022. Segment adjusted EBITDA excludes refining planned turnaround costs, which totaled $392 million in the second quarter of 2023 and $151 million in the second quarter of 2022. The decrease in segment adjusted EBITDA was driven primarily by lower R&M margins.
R&M margin was $22.10 per barrel for the second quarter of 2023, versus $37.54 per barrel for the second quarter of 2022. Crude capacity utilization was approximately 93%, driven by planned maintenance activity in the Mid-Continent and West Coast regions, resulting in total throughput of 2.9 million barrels per day for the second quarter of 2023.
Refining operating costs per barrel were $5.15 for the second quarter of 2023, versus $5.19 for the second quarter of 2022.
Midstream
Segment adjusted EBITDA was $1.53 billion in the second quarter of 2023, versus $1.46 billion for the second quarter of 2022, as growth in throughputs and higher rates more than offset lower natural gas liquids prices.
Corporate and Items Not Allocated
Corporate expenses totaled $183 million in the second quarter of 2023, which is flat sequentially, and higher compared with $170 million in the second quarter of 2022.
Discrete tax benefits in the second quarter 2023 tax provision included a $53 million benefit related to prior years.

Financial Position, Liquidity, and Return of Capital
As of June 30, 2023, MPC had $11.5 billion of cash, cash equivalents, and short-term investments and $5 billion available on its bank revolving credit facility.
In the second quarter, the company returned approximately $3.4 billion of capital through $3.1 billion of share repurchases and $316 million of dividends. In July, the company repurchased $0.8 billion of company shares. The company has approximately $6.3 billion available under its share repurchase authorizations.
Strategic and Operations Update
At the Martinez Renewable Fuels facility, construction activities are progressing. Pretreatment capabilities are expected to come online in the second half of 2023, and the facility is expected to be capable of producing 730 million gallons per year by the end of 2023.
MPC completed the STAR project at its Galveston Bay refinery, which is expected to add 40,000 barrels per day of incremental crude capacity and 17,000 barrels per day of resid processing capacity.
MPC’s Midstream segment remains focused on executing the strategic priorities of strict capital discipline, fostering a low-cost culture, and optimizing the portfolio. MPLX is advancing growth projects anchored in the Marcellus, Permian and Bakken basins.

Third Quarter 2023 Outlook

Refining & Marketing Segment:
Refining operating costs per barrel(a)	$5.10
Distribution costs (in millions)	$1,400
Refining planned turnaround costs (in millions)	$120
Depreciation and amortization (in millions)	$480

Refinery throughputs (mbpd):
Crude oil refined	2,730
Other charge and blendstocks	200
Total	2,930

Corporate (in millions)	$175

(a)Excludes refining planned turnaround and depreciation and amortization expense

Conference Call
At 11:00 a.m. ET today, MPC will hold a conference call and webcast to discuss the reported results and provide an update on company operations. Interested parties may listen by visiting MPC’s website at www.marathonpetroleum.com. A replay of the webcast will be available on the company’s website for two weeks. Financial information, including the earnings release and other investor-related materials, will also be available online prior to the conference call and webcast at www.marathonpetroleum.com.

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About Marathon Petroleum Corporation
Marathon Petroleum Corporation (MPC) is a leading, integrated, downstream energy company headquartered in Findlay, Ohio. The company operates the nation’s largest refining system. MPC’s marketing system includes branded locations across the United States, including Marathon brand retail outlets. MPC also owns the general partner and majority limited partner interest in MPLX LP, a midstream company that owns and operates gathering, processing, and fractionation assets, as well as crude oil and light product transportation and logistics infrastructure. More information is available at www.marathonpetroleum.com.
Investor Relations Contacts: (419) 421-2071
Kristina Kazarian, Vice President, Finance and Investor Relations
Brian Worthington, Director, Investor Relations
Kenan Kinsey, Supervisor, Investor Relations

Media Contact: (419) 421-3577
Jamal Kheiry, Communications Manager

References to Earnings and Defined Terms
References to earnings mean net income attributable to MPC from the statements of income. Unless otherwise indicated, references to earnings and earnings per share are MPC’s share after excluding amounts attributable to noncontrolling interests.
Forward-Looking Statements
This press release contains forward-looking statements regarding MPC. These forward-looking statements may relate to, among other things, MPC’s expectations, estimates and projections concerning its business and operations, financial priorities, strategic plans and initiatives, capital return plans, capital expenditure plans, operating cost reduction objectives, and environmental, social and governance (“ESG”) plans and goals, including those related to greenhouse gas emissions and intensity reduction targets, freshwater withdrawal intensity reduction targets, diversity and inclusion targets and ESG reporting. Forward-looking and other statements regarding our ESG plans and goals are not an indication that these statements are material to investors or are required to be disclosed in our filings with the Securities Exchange Commission (SEC). In addition, historical, current, and forward-looking ESG-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future. You can identify forward-looking statements by words such as “anticipate,” “believe,” “commitment,” “could,” “design,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “intend,” “may,” “objective,” “opportunity,” “outlook,” “plan,“ “policy,” “position,” “potential,” “predict,” “priority,” “project,” “prospective,” “pursue,” “seek,” “should,” “strategy,” “target,” “will,” “would” or other similar expressions that convey the uncertainty of future events or outcomes. MPC cautions that these statements are based on management’s current knowledge and expectations and are subject to certain risks and uncertainties, many of which are outside of the control of MPC, that could cause actual results and events to differ materially from the statements made herein. Factors that could cause MPC’s actual results to differ materially from those implied in the forward-looking statements include but are not limited to: political or regulatory developments, including changes in governmental policies relating to refined petroleum products, crude oil, natural gas, NGLs, or renewables, or taxation; volatility in and degradation of general economic, market, industry or business conditions due to inflation, rising interest rates, the military conflict between Russia and Ukraine, future resurgences of the COVID-19 pandemic or otherwise; the regional, national and worldwide demand for refined products and renewables and related margins; the regional, national or worldwide availability and pricing of crude oil, natural gas, NGLs and other feedstocks and related pricing differentials; the success or timing of completion of ongoing or anticipated projects, including meeting the expected production rates for the Martinez renewable fuels facility and STAR project within the expected timeframes if at all; the timing and ability to obtain necessary regulatory approvals and permits and to satisfy other conditions necessary to complete planned projects or to consummate planned transactions within the expected timeframes if at all; the availability of desirable strategic alternatives to optimize portfolio assets and the ability to obtain regulatory and other approvals with respect thereto; our ability to successfully implement our sustainable energy strategy and principles and achieve our ESG plans and goals within the expected timeframes if at all; changes in government incentives for emission-reduction products and technologies; the outcome of research and development efforts to create future technologies necessary to achieve our ESG plans and goals; our ability to scale projects and technologies on a commercially competitive basis; changes in regional and global economic growth rates and consumer preferences, including consumer support for emission-reduction products and technology; accidents or other unscheduled shutdowns affecting our refineries, machinery, pipelines, processing, fractionation and treating facilities or equipment, means of transportation, or those of our suppliers or customers; the imposition of windfall profit taxes or maximum refining margin penalties on companies operating within the energy industry in California or other jurisdictions; the impact of adverse market conditions or other similar risks to those identified herein affecting MPLX; and the factors set forth under the heading “Risk Factors” in MPC’s and MPLX’s Annual Reports on Form 10-K for the year ended Dec. 31, 2022, and in other filings with the SEC. Any forward-looking statement speaks only as of the date of the applicable communication and we undertake no obligation to update any forward-looking statement except to the extent required by applicable law.
Copies of MPC's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other SEC filings are available on the SEC’s website, MPC's website at https://www.marathonpetroleum.com/Investors/ or by contacting MPC's Investor Relations office. Copies of MPLX's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other SEC filings are available on the SEC’s website, MPLX's website at http://ir.mplx.com or by contacting MPLX's Investor Relations office.

Consolidated Statements of Income (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except per-share data)	2023	2022	2023	2022
Revenues and other income:
Sales and other operating revenues	$36,343	$53,795	$71,207	$91,853
Income from equity method investments	199	147	332	289
Net gain on disposal of assets	13	39	16	21
Other income	269	257	346	459
Total revenues and other income	36,824	54,238	71,901	92,622
Costs and expenses:
Cost of revenues (excludes items below)	31,762	44,207	61,056	79,275
Depreciation and amortization	834	819	1,634	1,624
Selling, general and administrative expenses	704	694	1,395	1,297
Other taxes	219	190	450	382
Total costs and expenses	33,519	45,910	64,535	82,578
Income from operations	3,305	8,328	7,366	10,044
Net interest and other financial costs	142	312	296	574
Income before income taxes	3,163	8,016	7,070	9,470
Provision for income taxes	583	1,799	1,406	2,081
Net income	2,580	6,217	5,664	7,389
Less net income attributable to:
Redeemable noncontrolling interest	23	21	46	42
Noncontrolling interests	331	323	668	629
Net income attributable to MPC	$2,226	$5,873	$4,950	$6,718

Per share data
Basic:
Net income attributable to MPC per share	$5.34	$11.03	$11.49	$12.24
Weighted average shares outstanding (in millions)	417	532	430	549
Diluted:
Net income attributable to MPC per share	$5.32	$10.95	$11.44	$12.15
Weighted average shares outstanding (in millions)	419	536	432	553

Income Summary (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2023	2022	2023	2022
Refining & Marketing	$2,287	$7,134	$5,319	$7,902
Midstream	1,201	1,126	2,414	2,198
Corporate	(183)	(170)	(367)	(321)
Income from operations before items not allocated to segments	3,305	8,090	7,366	9,779
Items not allocated to segments:
Renewable volume obligation requirements	—	238	—	238
Litigation	—	—	—	27
Income from operations	$3,305	$8,328	$7,366	$10,044

Capital Expenditures and Investments (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2023	2022	2023	2022
Refining & Marketing	$243	$315	$664	$559
Midstream	273	222	514	505
Corporate(a)	46	40	74	86
Total	$562	$577	$1,252	$1,150

(a)Includes capitalized interest of $13 million, $25 million, $34 million and $48 million for the second quarter 2023, the second quarter 2022, the first six months of 2023 and the first six months of 2022, respectively.

Refining & Marketing Operating Statistics (unaudited)

Dollar per Barrel of Net Refinery Throughput	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Refining & Marketing margin(a)	$22.10	$37.54	$24.08	$26.93
Less:
Refining operating costs(b)	5.15	5.19	5.41	5.20
Distribution costs(c)	5.15	4.76	5.21	4.77
Other (income) loss(d)	(0.08)	(0.20)	0.01	(0.14)
Refining & Marketing segment adjusted EBITDA	11.88	27.79	13.45	17.10
Less:
Refining planned turnaround costs	1.47	0.54	1.43	0.56
Depreciation and amortization	1.82	1.70	1.82	1.75
Refining & Marketing income from operations	$8.59	$25.55	$10.20	$14.79

Fees paid to MPLX included in distribution costs above	$3.55	$3.30	$3.61	$3.38

(a)Sales revenue less cost of refinery inputs and purchased products, divided by net refinery throughput.
(b)Excludes refining planned turnaround and depreciation and amortization expense.
(c)Excludes depreciation and amortization expense.
(d)Includes income (loss) from equity method investments, net gain (loss) on disposal of assets and other income.

Refining & Marketing - Supplemental Operating Data	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Refining & Marketing refined product sales volume (mbpd)(a)	3,581	3,615	3,467	3,455
Crude oil refining capacity (mbpcd)(b)	2,898	2,887	2,898	2,887
Crude oil capacity utilization (percent)(b)	93	100	91	96

Refinery throughputs (mbpd):
Crude oil refined	2,698	2,896	2,632	2,761
Other charge and blendstocks	227	173	249	191
Net refinery throughputs	2,925	3,069	2,881	2,952

Sour crude oil throughput (percent)	46	48	44	47
Sweet crude oil throughput (percent)	54	52	56	53

Refined product yields (mbpd):
Gasoline	1,497	1,536	1,503	1,510
Distillates	1,033	1,123	1,029	1,051
Propane	67	74	67	71
NGLs and petrochemicals	227	224	192	193
Heavy fuel oil	61	54	46	70
Asphalt	83	91	83	89
Total	2,968	3,102	2,920	2,984
Inter-region refinery transfers excluded from throughput and yields above (mbpd)	43	76	44	68

(a)Includes intersegment sales.
(b)Based on calendar day capacity, which is an annual average that includes downtime for planned maintenance and other normal operating activities.

Refining & Marketing - Supplemental Operating Data by Region (unaudited)
The per barrel for Refining & Marketing margin is calculated based on net refinery throughput (excludes inter-refinery transfer volumes). The per barrel for the refining operating costs, refining planned turnaround costs and refining depreciation and amortization for the regions, as shown in the tables below, is calculated based on the gross refinery throughput (includes inter-refinery transfer volumes).
Refining operating costs exclude refining planned turnaround costs and refining depreciation and amortization expense.

Gulf Coast Region	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Dollar per barrel of refinery throughput:
Refining & Marketing margin	$19.24	$35.60	$22.36	$26.61
Refining operating costs	3.52	3.90	3.99	4.18
Refining planned turnaround costs	0.32	0.60	1.37	0.69
Refining depreciation and amortization	1.42	1.30	1.43	1.35

Gulf Coast Region	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Refinery throughputs (mbpd):
Crude oil refined	1,131	1,209	1,044	1,114
Other charge and blendstocks	186	148	191	148
Gross refinery throughputs	1,317	1,357	1,235	1,262

Sour crude oil throughput (percent)	54	58	48	57
Sweet crude oil throughput (percent)	46	42	52	43

Refined product yields (mbpd):
Gasoline	661	653	642	624
Distillates	468	504	435	440
Propane	39	42	38	41
NGLs and petrochemicals	131	129	113	115
Heavy fuel oil	33	34	18	45
Asphalt	19	19	19	20
Total	1,351	1,381	1,265	1,285
Inter-region refinery transfers included in throughput and yields above (mbpd)	27	46	22	37

Mid-Continent Region	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Dollar per barrel of refinery throughput:
Refining & Marketing margin	$23.94	$37.30	$25.36	$25.18
Refining operating costs	5.19	4.96	5.23	4.80
Refining planned turnaround costs	1.75	0.46	1.11	0.37
Refining depreciation and amortization	1.56	1.50	1.56	1.55

Refinery throughputs (mbpd):
Crude oil refined	1,111	1,164	1,111	1,135
Other charge and blendstocks	61	62	68	65
Gross refinery throughputs	1,172	1,226	1,179	1,200

Sour crude oil throughput (percent)	27	26	27	27
Sweet crude oil throughput (percent)	73	74	73	73

Refined product yields (mbpd):
Gasoline	607	619	614	622
Distillates	410	433	423	424
Propane	20	21	20	21
NGLs and petrochemicals	60	63	49	51
Heavy fuel oil	16	20	13	16
Asphalt	63	71	64	69
Total	1,176	1,227	1,183	1,203
Inter-region refinery transfers included in throughput and yields above (mbpd)	8	8	7	9

West Coast Region	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Dollar per barrel of refinery throughput:
Refining & Marketing margin	$25.42	$42.78	$25.28	$31.53
Refining operating costs	9.10	8.08	8.78	7.73
Refining planned turnaround costs	3.80	0.53	2.21	0.58
Refining depreciation and amortization	1.48	1.41	1.42	1.38

Refinery throughputs (mbpd):
Crude oil refined	456	523	477	512
Other charge and blendstocks	23	39	34	46
Gross refinery throughputs	479	562	511	558

Sour crude oil throughput (percent)	72	72	72	71
Sweet crude oil throughput (percent)	28	28	28	29

Refined product yields (mbpd):
Gasoline	251	289	265	291
Distillates	163	197	177	193
Propane	8	11	9	9
NGLs and petrochemicals	41	39	38	35
Heavy fuel oil	20	33	27	36
Asphalt	1	1	—	—
Total	484	570	516	564
Inter-region refinery transfers included in throughput and yields above (mbpd)	8	22	15	22

Midstream Operating Statistics (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Pipeline throughputs (mbpd)(a)	6,032	6,012	5,865	5,719
Terminal throughputs (mbpd)	3,180	3,101	3,136	3,021
Gathering system throughputs (million cubic feet per day)(b)	6,159	5,626	6,259	5,452
Natural gas processed (million cubic feet per day)(b)	8,934	8,418	8,771	8,343
C2 (ethane) + NGLs fractionated (mbpd)(b)	583	536	588	531

(a)Includes common-carrier pipelines and private pipelines contributed to MPLX. Excludes equity method affiliate pipeline volumes.
(b)Includes amounts related to unconsolidated equity method investments on a 100% basis.

Select Financial Data (unaudited)

	June 30, 2023	March 31, 2023
(In millions)
Cash and cash equivalents	$7,345	$7,960
Short-term investments	4,109	3,492
Total consolidated debt(a)	27,283	27,280
MPC debt	6,877	6,886
MPLX debt	20,406	20,394
Redeemable noncontrolling interest	968	968
Equity	31,600	32,695
Shares outstanding	405	430

(a)    Net of unamortized debt issuance costs and unamortized premium/discount, net.
Non-GAAP Financial Measures
Management uses certain financial measures to evaluate our operating performance that are calculated and presented on the basis of methodologies other than in accordance with GAAP. The non-GAAP financial measures we use are as follows:
Adjusted Net Income Attributable to MPC
Adjusted net income attributable to MPC is defined as net income attributable to MPC excluding the items in the table below, along with their related income tax effect. We have excluded these items because we believe that they are not indicative of our core operating performance and that their exclusion results in an important measure of our ongoing financial performance to better assess our underlying business results and trends.
Adjusted Diluted Earnings Per Share
Adjusted diluted earnings per share is defined as adjusted net income attributable to MPC divided by the number of weighted-average shares outstanding in the applicable period, assuming dilution.
Reconciliation of Net Income Attributable to MPC to Adjusted Net Income Attributable to MPC (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2023	2022	2023	2022
Net income attributable to MPC	$2,226	$5,873	$4,950	$6,718
Pre-tax adjustments:
Renewable volume obligation requirements	—	(238)	—	(238)
Tax impact of adjustments(a)	—	52	—	52
Adjusted net income attributable to MPC	$2,226	$5,687	$4,950	$6,532

Diluted income per share	$5.32	$10.95	$11.44	$12.15
Adjusted diluted income per share	$5.32	$10.61	$11.44	$11.81

(a)Income taxes for adjusted earnings for the three and six months ended June 30, 2022 were calculated by applying a combined federal and state statutory tax rate of 22% to the pre-tax adjustments. The corresponding adjustments to reported income taxes are shown in the table above.

Adjusted EBITDA
Amounts included in net income (loss) attributable to MPC and excluded from adjusted EBITDA include (i) net interest and other financial costs; (ii) provision/benefit for income taxes; (iii) noncontrolling interests; (iv) depreciation and amortization; (v) refining planned turnaround costs and (vi) other adjustments as deemed necessary, as shown in the table below. We believe excluding turnaround costs from this metric is useful for comparability to other companies as certain of our competitors defer these costs and amortize them between turnarounds.
Adjusted EBITDA is a financial performance measure used by management, industry analysts, investors, lenders, and rating agencies to assess the financial performance and operating results of our ongoing business operations. Additionally, we believe adjusted EBITDA provides useful information to investors for trending, analyzing and benchmarking our operating results from period to period as compared to other companies that may have different financing and capital structures. Adjusted EBITDA should not be considered as a substitute for, or superior to income (loss) from operations, net income attributable to MPC, income before income taxes, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies
Reconciliation of Net Income Attributable to MPC to Adjusted EBITDA (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2023	2022	2023	2022
Net income attributable to MPC	$2,226	$5,873	$4,950	$6,718
Net income attributable to noncontrolling interests	354	344	714	671
Provision for income taxes	583	1,799	1,406	2,081
Net interest and other financial costs	142	312	296	574
Depreciation and amortization	834	819	1,634	1,624
Refining planned turnaround costs	392	151	749	296
Renewable volume obligation requirements	—	(238)	—	(238)
Litigation	—	—	—	(27)
Adjusted EBITDA	$4,531	$9,060	$9,749	$11,699

Refining & Marketing Margin
Refining & Marketing margin is defined as sales revenue less cost of refinery inputs and purchased products. We believe this non-GAAP financial measure is used to evaluate our Refining & Marketing segment’s operating and financial performance as it is the most comparable measure to the industry’s market reference product margins. This measure should not be considered a substitute for, or superior to, Refining & Marketing gross margin or other measures of financial performance prepared in accordance with GAAP, and our calculations thereof may not be comparable to similarly titled measures reported by other companies.
Reconciliation of Refining & Marketing Segment Adjusted EBITDA to Refining & Marketing Gross Margin and Refining & Marketing Margin (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2023	2022	2023	2022
Refining & Marketing segment adjusted EBITDA	$3,163	$7,760	$7,016	$9,134
Plus (Less):
Depreciation and amortization	(484)	(475)	(948)	(936)
Refining planned turnaround costs	(392)	(151)	(749)	(296)
Selling, general and administrative expenses	596	574	1,188	1,082
(Income) loss from equity method investments	(17)	(6)	19	(18)
Net gain on disposal of assets	—	(37)	(3)	(37)
Other income	(241)	(234)	(292)	(415)
Refining & Marketing gross margin	2,625	7,431	6,231	8,514
Plus (Less):
Operating expenses (excluding depreciation and amortization)	2,748	2,554	5,493	4,943
Depreciation and amortization	484	475	948	936
Gross margin excluded from and other income included in Refining & Marketing margin(a)	95	71	28	85
Other taxes included in Refining & Marketing margin	(69)	(49)	(140)	(92)
Refining & Marketing margin	$5,883	$10,482	$12,560	$14,386

Refining & Marketing margin by region:
Gulf Coast	$2,259	$4,244	$4,910	$5,897
Mid-Continent	2,535	4,135	5,379	5,428
West Coast	1,089	2,103	2,271	3,061
Refining & Marketing margin	$5,883	$10,482	$12,560	$14,386

(a)Reflects the gross margin, excluding depreciation and amortization, of other related operations included in the Refining & Marketing segment and processing of credit card transactions on behalf of certain of our marketing customers, net of other income.